                                                                   Exhibit 10(r)

                              OLD NATIONAL BANCORP
                           1999 EQUITY INCENTIVE PLAN
              "PERFORMANCE-BASED" RESTRICTED STOCK AWARD AGREEMENT

      THIS AWARD AGREEMENT (the "Agreement"), made and executed as of the 27th day of January, 2005, between Old National Bancorp, an Indiana corporation (the "Company"), and _____________________________, an officer or employee of the Company or one of its Affiliates (the "Participant").

                                   WITNESSETH:

      WHEREAS, the Company has adopted the Old National Bancorp 1999 Equity Incentive Plan (the "Plan") to further the growth and financial success of the Company and its Affiliates by aligning the interests of Participants, through the ownership of Shares and through other incentives, with the interests of the Company's shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants; and

      WHEREAS, it is the view of the Company that this goal can be achieved by granting Restricted Stock to eligible officers and other key employees; and

      WHEREAS, the Participant has been designated by the Compensation Committee as an individual to whom Restricted Stock should be granted as determined from the duties performed, the initiative and industry of the Participant, and his or her potential contribution to the future development, growth and prosperity of the Company;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Participant agree as follows:

      1. AWARD OF RESTRICTED STOCK. The Company hereby awards to the Participant _______________________ (__________) Shares of performance-based Restricted
Stock (hereinafter, the "Restricted Stock"), subject to the terms and conditions of this Agreement and the provisions of the Plan. All provisions of the Plan, including defined terms, are incorporated herein and expressly made a part of this Agreement by reference. The Participant hereby acknowledges that he or she has received a copy of the Plan.

      2. PERFORMANCE GOALS. Except as otherwise provided in Sections 4 and 5 of this Agreement, the Restricted Stock will be treated as earned to the extent the Performance Goals specified in EXHIBIT A are satisfied. To the extent the Performance Goals are not satisfied (with the result that either no Shares or less than all Shares of Restricted Stock have been earned), then the unearned Shares will be forfeited, effective as of the last day of the Performance Period, regardless of whether the Period of Restriction has otherwise lapsed under Section 3 of this Agreement.

      3. PERIOD OF RESTRICTION. The Period of Restriction shall begin on the Grant Date and lapse, except as otherwise provided in Sections 2, 4 and 5 of this Agreement, on March 31, 2008.

      4. CHANGE IN CONTROL. Notwithstanding any other provision of this Agreement, any Shares of Restricted Stock which have not been earned or are subject to the Period of Restriction, shall be treated as fully earned and the Period of Restriction shall lapse upon a Change in Control of the Company as provided in Section 12.1 of the Plan.

      5. TERMINATION OF SERVICE. Notwithstanding any other provision of this Agreement, in the event of the Participant's Termination of Service due to death, Disability or Retirement, the following shall apply:

      (a) If the Participant's Termination of Service is due to death, the (i) Period of Restriction shall lapse, and (ii) the Shares shall be treated as earned, at the "Target" level specified in EXHIBIT A, effective as of the date of death.

      (b) If the Participant's Termination of Service is due to Disability or Retirement, (i) he shall continue to be treated as a Participant,
            (ii) the Period of Restriction shall lapse at the time specified in
            Section 3 of this Agreement, and (iii) the Shares shall be treated as earned to the extent the applicable Performance Goals are satisfied; provided, however, that if the Participant dies prior to the end of the Period of Restriction, then the provisions of subsection (a) of this Section 5 shall apply.

      Unless otherwise determined by the Committee in its sole discretion, in the event of the Participant's Termination of Service for any other reason, any Shares of Restricted Stock which have not been earned and/or with respect to which the Period of Restriction has not lapsed, shall be forfeited effective as of the date of the Participant's Termination of Service.

      6. DIVIDENDS ON RESTRICTED STOCK. During the Period of Restriction, the Participant shall be entitled to receive any cash dividends paid with respect to the Shares of Restricted Stock, regardless of whether such Shares have been earned or the Period of Restriction has not lapsed. All stock dividends paid with respect to Shares of Restricted Stock shall be (a) added to the Restricted Stock, and (b) subject to all of the terms and conditions of this Agreement and the Plan.

      7. VOTING RIGHTS. During the Period of Restriction, the Participant may exercise all voting rights with respect to the Shares of Restricted Stock as if he or she is the owner thereof.

      8. PARTICIPANT'S REPRESENTATIONS. The Participant represents to the Company that:

      (a) The terms and arrangements relating to the grant of Restricted Stock and the offer thereof have been arrived at or made through direct communication with the Company or person acting in its behalf and the Participant;

      (b) The Participant has received a balance sheet and income statement of the Company and as an officer or key employee of the Company:

            (i) is thoroughly familiar with the Company's business affairs and financial condition and

            (ii) has been provided with or has access to such information (and has such knowledge and experience in financial and business matters that the Participant is capable of utilizing such information) as is necessary to evaluate the risks, and make an informed investment decision with respect to, the grant of Restricted Stock; and

      (c) The Restricted Stock is being acquired in good faith for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

      9. INCOME AND EMPLOYMENT TAX WITHHOLDING. All required federal, state, city and local income and employment taxes which arise on the satisfaction of the Performance Goals and the lapse of the Period of Restriction shall be satisfied through the (a) withholding of the Shares required to be issued under
Section 11, or (b) tendering by the Participant of Shares which are owned by the Participant, as described in Section 6.6(a) of the Plan. The Fair Market Value of the Shares to be withheld or tendered shall be equal to the dollar amount of the Company's aggregate withholding tax obligations, calculated as of the day prior to the day on which the Period of Restriction ends.

      10. NONTRANSFERABILITY. Until the end of the Period of Restriction, the Restricted Stock cannot be (i) sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution; or
(ii) subject to execution, attachment or similar process. Any attempted or purported transfer of Restricted Stock in contravention of this Section 10 or the Plan shall be null and void ab initio and of no force or effect whatsoever.

      11. ISSUANCE OF SHARES. At or within a reasonable period of time following execution of this Agreement, the Company will issue, in book entry form, the Shares representing the Restricted Stock.

      As soon as administratively practicable following the date on which the Shares of Restricted Stock are earned and the Period of Restriction lapses, the Company will issue to the Participant or his Beneficiary the number of Shares of Restricted Stock specified in EXHIBIT A, less any withholdings required by
Section 9 of this Agreement. In the event of the Participant's death before the Shares are issued, such stock certificate will be issued to the Participant's Beneficiary or estate in accordance with Section 14.7 of the Plan.

      Notwithstanding the foregoing provisions of this Section 11, the Company will not be required to issue or deliver any certificates for Shares prior to
(i) completing any registration or other qualification of the Shares, which the Company deems necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body; and (ii) obtaining any approval or other clearance from any federal or state governmental agency or body, which the Company determines to be necessary or advisable. The Company has no obligation to obtain the fulfillment of the conditions specified in the preceding sentence. As a further condition to the issuance of certificates for Shares, the Company may require the making of any representation or warranty which the Company deems necessary or advisable under any applicable law or regulation.

      12. MITIGATION OF EXCISE TAX. Except to the extent otherwise provided in a written agreement between the Company and the Participant, the Restricted Stock issued hereunder is subject to reduction by the Committee for the reasons specified in Section 14.10 of the Plan.

      13. INDEMNITY. The Participant hereby agrees to indemnify and hold harmless the Company and its Affiliates (and their respective directors, officers and employees), and the Committee, from and against any and all losses, claims, damages, liabilities and expenses based upon or arising out of the incorrectness or alleged incorrectness of any representation made by the Participant to the Company or any failure on the part of the Participant to perform any agreements contained herein. The Participant hereby further agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers and employees) from and against any tax liability, including without limitation, interest and penalties, incurred by the Participant in connection with his or her participation in the Plan.

      14. FINANCIAL INFORMATION. The Company hereby undertakes to deliver to the Participant, at such time as they become available and so long as the Period of Restriction has not lapsed and the Restricted Stock has not been forfeited, a balance sheet and income statement of the Company with respect to any fiscal year of the Company ending on or after the date of this Agreement.

      15. CHANGES IN SHARES. In the event of any change in the Shares, as described in Section 4.5 of the Plan, the Committee will make appropriate adjustment or substitution in the Shares of Restricted Stock, all as provided in the Plan. The Committee's determination in this respect will be final and binding upon all parties.

      16. EFFECT OF HEADINGS. The descriptive headings of the Sections and, where applicable, subsections, of this Agreement are inserted for convenience and identification only and do not constitute a part of this Agreement for purposes of interpretation.

      17. CONTROLLING LAWS. Except to the extent superseded by the laws of the United States, the laws of the State of Indiana, without reference to the choice of law principles thereof, shall be controlling in all matters relating to this Agreement.

      18. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which collectively will constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company, by its officer thereunder duly authorized, and the Participant, have caused this Restricted Stock Award Agreement to be executed as of the day and year first above written.

PARTICIPANT

______________________
Printed Name

______________________
Signature
OLD NATIONAL BANCORP

By: /s/ Allen R. Mounts
    -------------------
Allen R. Mounts
Executive Vice President
Chief Human Resources Officer

                                    EXHIBIT A

GRANT DATE: January 27, 2005

SHARES OF RESTRICTED STOCK AWARDED: See Section 1 of the Agreement

PERFORMANCE PERIOD: January 1, 2005 through December 31, 2007

OVERVIEW

To continue its objective of focusing the executive officers on creation of stockholder value, Old National Bancorp's Compensation Committee has approved a 3-year Performance Based Restricted Stock award to executive officers, which could be earned on December 31, 2007 based on the collective results of three performance factors measured against a comparator "Peer" group. The three performance factors are:

1.    Relative Total Shareholder Return (TSR)
2.    Earnings Per Share (EPS) Growth
3.    Book Value Per Share (BVPS) Growth

DEFINITION OF PERFORMANCE FACTORS

Relative Total Shareholder Return (TSR):

Relative TSR represents Common Stock price appreciation plus dividends paid based on the 12 month average stock price for the period ending December 31, 2004 ("Calculation Period") compared to the 12 month average stock price for the period ending December 31, 2007 ("Calculation Period"), for Old National and the Peer Group. An index will be created to show the value of a $100 investment over the performance period. The 12 month average stock price will be determined by averaging the closing stock price of each calendar month during the "Calculation Periods", including adjustments for cash and stock dividends.

Earnings Per Share (EPS) Growth:

EPS Growth represents the compound annual rate of change from December 31, 2004 through December 31, 2007 for the Peer Group compared to the Old National's Earnings Per Share (EPS) Growth from December 31, 2004 through December 31, 2007. Old National's 2004 Earnings Per Share to be used for the growth calculation was $1.29 (restated for various one time restructuring charges recorded in 2004)

Book Value Per Share (BVPS) Growth:

BVPS growth represents the compound annual rate of increase from December 31, 2004 through December 31, 2007.

PERFORMANCE WEIGHTS

"Performance Weight" equals the relative importance of each performance measure in evaluating performance relative to the peer group and determining the number of Performance Based Restricted Shares earned. The following weight has been assigned to each performance factor:

RELATIVE                 EPS                     BVPS
  TSR                   GROWTH                  GROWTH
  ---                   ------                  ------
  50%                    25%                     25%

PEER GROUP

The Peer Group for the 2004 Awards will include the following 30 banks. For subsequent Award cycles, the Committee will reevaluate the makeup of the Peer Group.

                                           TICKER
PEER GROUP                                 SYMBOL       STATE
----------                                 ------       -----
First Horizon                                FHN         TN
Hibernia Corp                                HIB         LA
Colonial BancGroup                           CNB         AL
Associated Banc Corp                        ASBC         WI
Commerce Bancshares Inc                     CBSH         MO
BOK Financial Corp                          BOKF         OK
Sky Financial Group Inc                     SKYF         OH
Mercantile Bankshares Corp                  MRBK         MD
TCF Financial                                TCB         MN
FirstMerit Corp                             FMER         OH
BancorpSouth Inc                             BXS         MS
Cullen/Frost Bankers Inc                     CFR         TX
Valley National Bancorp                      VLY         NJ
Fulton Financial Corp                       FULT         PA
UMB Financial Corp                          UMBF         MO
South Financial Group Inc                   TSFG         SC
Citizens Banking Corp                       CBCF         MI
Whitney Holding Corp                        WTNY         LA
Trustmark Corp                              TRMK         MS
F N B Corp/FL                                FNB         FL
First Midwest Bancorp Inc                   FMBI         IL
Intl Bancshares Corp                        IBOC         TX
Susquehanna Bancshares Inc                  SUSQ         PA
Southwest Bancorp of Texas                  SWBT         TX
Republic Bancorp                            RBNC         MI
Irwin Financial                              IFC         IN
AMCORE Financial                            AMFI         IL
1st Source Corporation                      SRCE         IN
First Merchants Corporation                 FRME         IN
Integra Bank Corp.                          IBNK         IN

Peer Group members may be removed in the event of a merger or acquisition.

CALCULATION OF PERFORMANCE

For each Performance Factor, the performance for Old National and the peer banks will be determined and then ranked. Old National's rank will then be multiplied times the Performance Weight for each Performance Factor, resulting in Old National's Weighted Average Performance Rank. The Weighted Average Performance Rank will be used to determine Old National's Relative Percentile Ranking. The table below shows the percent of the Shares Awarded (Section 1 of Agreement) that may be earned at various percentile rankings:

 WEIGHTED AVERAGE
PERCENTILE RANK VS.      % OF SHARES       PERFORMANCE
     PEER GROUP             EARNED            LEVEL
-------------------      -----------       -----------
     >= 75%                  200%            Maximum
        70%                  180%
        65%                  160%
        60%                  140%
        55%                  120%
        50%                  100%            Target
        45%                   75%
        40%                   50%
        35%                   25%          Threshold
      < 35%                   0%

If Old National's percentile ranking is between the points shown above, the payout will be interpolated.

TIMING FOR AWARD DETERMINATION

Once performance for Old National and the Peer Group is known, and the corresponding percentile ranking is calculated, one of the following scenarios will occur:

      - If Old National's percentile ranking is below the 35th percentile, all Restricted Stock awarded (Section 1) will be forfeited.

      - If Old National's percentile ranking is between the 35th percentile and the 50th percentile, restrictions will lapse on 25% to 100% of the Restricted Stock per the above schedule noted in the "Calculation of Performance" section.

      - If performance is above the 50th percentile, then all restrictions will lapse on the Restricted Stock, and an additional unrestricted grant will be issued for the appropriate number of shares.

Final determination of the results including action related to one of the above scenarios will occur on or before March 31, 2008.